Master Commercial Lease Agreement

This Commercial Lease Agreement ("Lease") is made and effective this 1st day of

December, 2014 by and between FutureLand Properties, LLC, a Colorado corporation ("Landlord") and Colorado Flower Company, LTD. ("Tenant").

Landlord is the owner of land and improvements commonly known as TWP 27 RNG 68 SEC 25: NE4NW4 LESS 3 ACRES FOR RIGHT OF WAY TOTAL ACRES 37, La Vita Colorado 81011 (hereinafter the “Property”).  Landlord will also be the owner of a 14,940 square foot greenhouse and any other structures to be constructed/situated on the Property.  The greenhouse and land may be collectively referred to hereinafter as the “Leased Premises.”

Landlord desires to lease the Leased Premises to Tenant, and Tenant desires to lease the Leased Premises from Landlord for the term, at the rental and upon the covenants, conditions and provisions herein set forth.

THEREFORE, in consideration of the mutual promises herein, contained and other good and valuable consideration, the sufficiency and adequacy of which is hereby acknowledged, it is agreed:

1. Term.

A. Landlord hereby leases the Leased Premises to Tenant for a period of five (5) years (the “Term”) commencing on the date the Tenant receives approval from the appropriate regulatory agencies and the property is available for use of its intended purpose.  The parties agree that the greenhouse and any other necessary structures are being constructed and Tenant’s obligation to pay rent as defined below shall commence when such construction is complete, approval is received from the appropriate regulatory agencies and the Leased Premises are operable for Tenant’s business.  Landlord anticipates the completion of the Leased Premises in January 31, 2015.

Landlord shall also grant to the Tenant additional three (3) years options to renew this Commercial Lease at Tenant’s sole discretion.  Tenant shall give written notice to Landlord within ninety (90) days of the end of the Lease or the first option to renew of its intent to renew this Lease.  The rent shall be adjusted upward based on increase percentages in the Consumer Price Index for Pueblo Colorado but in no event shall rent be greater than $20.00 per square foot per acre.

Tenant shall make no claim against Landlord for any delays in the construction of the Leased Premises. Tenant’s consideration for any delays is the abatement of rent.

2. Rental.

For the first four (4) months after Tenant takes possession of the Leased Premises, Tenant shall be responsible for back payment of Base Rent and Equipment Fee if applicable.

Base Rent is calculated at the rate of $10,000 per acre per month both for the reservation of land accommodating future expansion and/or occupancy associated with current use by Tenant within the 37 acres of Leased Premises. Such sum shall be annualized but payable in equal monthly installments. In addition to the payment of Base Rent, Tenant shall pay to Landlord, $205,000 per month (payable in equal monthly installments to accompany Tenant’s payment of Base Rent) for Tenant’s use of the greenhouse, processing equipment, Spider Security Technology, SmartSense, SmartNergy™, CaNNaLyTiX™, and growing/laboratory equipment (hereinafter referred to as the “Equipment Fee”) located on the Property provided by HempTech Corp and CB Scientific. HempTech Corp., a FutureWorld Corp. subsidiary, will supply Spider Security Technology, SmartSense, SmartNergy and CaNNaLyTiX and shall contract with FutureLand Properties, LLC to provide it to the grow. CB Scientific, a FutureWorld Corp. subsidiary, will supply all testing and laboratory equipment and shall contract with FutureLand Properties, LLC to provide it to the Grow. The Equipment Fee and Base Rent are collectively referred to hereinafter as “Rent”. Detail on the equipment supplies from HempTech and CB Scientific will be provided on exhibits through separate agreement with the suppliers.

Each installment of Rent shall be due in advance on the first day of each calendar month during the Lease Term to Landlord at 8800 W 14th Ave Lakewood, Colorado 80215 or at such other place designated by written notice from Landlord or Tenant. The rental payment amount for any partial calendar months included in the Lease Term shall be prorated on a daily basis.

3. Use

Notwithstanding the forgoing, Tenant shall not use the Leased Premises for the purposes of storing, manufacturing or selling any explosives, flammables or other inherently dangerous or hazardous substances, chemicals, things or devices except as necessary in the ordinary course of business of the Tenant.

4. Sublease and Assignment.

Tenant shall not sublease all or any part of the Leased Premises, or assign this Lease in whole or in part without Landlord’s consent, such consent in Landlord’s sole and absolute discretion. Notwithstanding the language of this Paragraph 4, Tenant shall be permitted to assign this Lease for purposes of estate planning of the Tenant or its owners or to reflect the final ownership of the Tenant so long as the principal of Tenant remains in control of the assignee entity.

5. Repairs.

During the Lease Term, Tenant shall make, at Tenant’s expense, all necessary repairs to the Leased Premises for purposes of operating a greenhouse.   Repairs shall include such items as routine repairs of floors, walls, ceilings, and other parts of the Leased Premises damaged or worn through normal occupancy, except for major mechanical systems or the roof, subject to the obligations of the parties otherwise set forth in this Lease.

6. Alterations and Improvements.

Tenant shall obtain Landlord’s prior written consent to remodel, redecorate, or make additions, improvements or replacements of and to all or any part of the Leased Premises. Tenant shall obtain lien waivers from any and all contractors or vendors working on the Property or providing materials to the Property prior to the commencement of work.  All personal property, equipment, machinery, trade fixtures and temporary installations, whether acquired by Tenant at the commencement of the Lease term or placed or installed on the Leased Premises by Tenant thereafter, shall remain Tenant’s property free and clear of any claim by Landlord. Tenant shall have the right to remove the same at any time during the term of this Lease provided that all damage to the Leased Premises caused by such removal shall be repaired by Tenant at Tenant’s expense.

7. Property Taxes.

Tenant shall be responsible for payment of all real estate taxes owed for the Property during the Lease’s Term.  Tenant shall also pay any and all personal property taxes with respect to Tenant’s personal property on the Leased Premises.  Tenant shall be billed in monthly installments for said property taxes.

8. Insurance.

A. If the Leased Premises or any other part of the Property is damaged by fire or other casualty resulting from any act or negligence of Tenant or any of Tenant’s agents, employees or invitees, rent shall not be diminished or abated while such damages are under repair and Tenant shall be responsible for the costs of repair not covered by Tenant’s insurance.

B. Tenant shall be responsible, at its expense, for fire and extended coverage insurance on all of its personal property, including removable trade fixtures located in the Leased Premises.

C. Tenant shall maintain a policy or policies of comprehensive general liability insurance with respect to its activities on the Property with the premium thereon fully paid at all times during the Term hereof.  Such policy or policies must be issued by and binding upon an insurance company approved by Landlord, such insurance to afford minimum protection of not less than $4,000,000.00 combined single limit coverage of bodily injury, property damage or combination thereof.  Landlord shall be listed as an additional insured on Tenant’s policy or policies of comprehensive general liability insurance, and Tenant shall provide Landlord with current Certificates of Insurance evidencing Tenant’s compliance with this Paragraph. Tenant shall obtain the agreement of Tenant’s insurers to notify Landlord that a policy is due to expire at least (10) days prior to such expiration.

9. Utilities.

Tenant shall pay all charges for water, sewer, gas, electricity and other services and utilities used by Tenant on the Leased Premises during the Term of this Lease.  Landlord shall provide an accounting and proper documentation of all invoices for Utilities that are charged to the Tenant by the Landlord.  If necessary the amount of the utility in question will be determined at a commercially viable rate.  Landlord will take the necessary actions to ensure that water is of a necessary quality for purposes of growing marijuana.

10. Entry.

Landlord may only enter upon the Leased Premises upon 48 hours advanced written notice.  Any representative of Landlord entering the premises must sign in and be accompanied by a badged employee of Tenant as required by state law.

11. Damage and Destruction.

Subject to Section 8 A. above, if the Leased Premises or any part thereof or any appurtenance thereto is so damaged by fire, casualty or structural defects that the same cannot be used for Tenant’s purposes, then Tenant shall have the right within ninety (90) days following damage to elect by notice to Landlord to terminate this Lease as of the date of such damage. Landlord may choose to restore the structures and the land, but rent will be abated until such time. In the event of minor damage to any part of the Leased Premises, and if such damage does not render the Leased Premises unusable for Tenant’s purposes, Landlord shall promptly repair such damage at the cost of the Landlord. In making the repairs called for in this paragraph, Landlord shall not be liable for any delays resulting from strikes, governmental restrictions, inability to obtain necessary materials or labor or other matters which are beyond the reasonable control of Landlord. Tenant shall be relieved from paying rent and other charges during any portion of the Lease Term that the Leased Premises are inoperable or unfit for occupancy, or use, for Tenant’s purposes. Rentals and other charges paid in advance for any such periods shall be credited on the next ensuing payments, if any, but if no further payments are to be made, any such advance payments shall be refunded to Tenant. The provisions of this paragraph extend not only to the matters aforesaid, but also to any occurrence which is beyond Tenant’s reasonable control and which renders the Leased Premises, or any appurtenance thereto, inoperable or unfit for occupancy or use, for Tenant’s purposes.

12. Default.

If default shall at any time be made by Tenant in the payment of Rent when due to Landlord as herein provided, and if said default shall continue for ten  (10) days or if default shall be made in any of the other covenants or conditions to be kept, observed and performed by Tenant, and such default shall continue for thirty (30) days after notice thereof in writing, as provided below,  to Tenant by Landlord without correction thereof then having been commenced and thereafter diligently prosecuted, Landlord may terminate Tenant’s right to possession of the Leased Premises without terminating Tenant’s obligation to pay Rent.   The written notice required by Landlord to Tenant shall set forth the default involved and the necessary actions to cure the default.   Landlord shall have, in addition to the remedy above provided, any other right or remedy available to Landlord on account of any Tenant default, either in law or equity.

13. Quiet Possession.

Landlord covenants and warrants that upon performance by Tenant of its obligations hereunder, Landlord will keep and maintain Tenant in exclusive, quiet, peaceable and undisturbed and uninterrupted possession of the Leased Premises during the Term of this Lease.

14. Condemnation.

If any legal authority condemns the Property or any portion thereof which shall make the Leased Premises unsuitable for leasing, or if any regulatory agency no longer permits the Tenant to continue its business,  except as the result of gross negligence of an employee of Tenant,  this Lease shall cease when the public authority takes possession or the regulatory agency requires the Tenant to cease doing business the  Landlord and Tenant shall account for Tenant’s Rent obligation as of that date. Such termination shall be without prejudice to the rights of either party to recover compensation from the condemning authority for any loss or damage caused by the condemnation. Neither party shall have any rights in or to any award made to the other by the condemning authority.

15. Subordination.

Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter arising upon the Leased Premises, or upon the Property and to any renewals, refinancing and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease upon such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Leased Premises of the Property, and Tenant agrees upon demand to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may request. In the event that Tenant should fail to execute any instrument of subordination herein required to be executed by Tenant promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant’s name, place and stead, it being agreed that such power is one coupled with an interest. Tenant agrees that it will from time to time upon request by Landlord execute and deliver to such persons as Landlord shall request a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which Rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require.

16. Notice.

Any notice required or permitted under this Lease shall be deemed sufficiently given or served if sent by United States certified mail, return receipt requested, addressed as follows:

If to Landlord to:

FutureLand Properties, LLC

8800 W 14th Ave.

Lakewood, Colorado  80215

If to Tenant to:

Colorado Flower Company, LTD.

3440 Windmill Dr. Unit 2-2

Fort Collins, CO 80526

Cc:

Landlord and Tenant shall each have the right from time to time to change the place notice is to be given under this paragraph by written notice thereof to the other party.

17. Waiver.

No waiver of any default of Landlord or Tenant hereunder shall be implied from any omission to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Landlord or Tenant shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

18. Headings.

The headings used in this Lease are for convenience of the parties only and shall not be considered in interpreting the meaning of any provision of this Lease.

19. Successors.

The provisions of this Lease shall extend to and be binding upon Landlord and Tenant and their respective legal representatives, successors and assigns.

20. Compliance with Law.

Tenant shall comply with all laws, orders, ordinances and other public requirements now or hereafter pertaining to Tenant’s use of the Leased Premises. Landlord shall comply with all laws, orders, ordinances and other public requirements now or hereafter affecting the Leased Premises.

21. Final Agreement.

This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof. This Agreement may be modified only by a further writing that is duly executed by both parties.

22. Governing Law.

This Agreement shall be governed, construed and interpreted by, through and under the Laws of the State of Colorado.

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

Landlord: FutureLand Properties, LLC

/s/ Cameron Cox

By:  Cameron Cox

Title:  VP

Tenant: Colorado Flower Company, LTD.

/s/ Robert Pascoe

By:  Robert Pascoe

Title: President